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                                                                    EXHIBIT 7


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the inclusion, in this Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form S-6 (File No. 33-2625) for the Provident Mutual Variable Separate Accounts (Growth, Money Market, Bond, Managed, Zero Coupon Bond, Aggressive Growth, International and Variable), of the following reports:

        1. Our report dated February 14, 1997 on our audits of the financial statements of Provident Mutual Life Insurance Company and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

        2. Our report dated February 10, 1997 on our audits of the financial statements of the Provident Mutual Variable Separate Accounts (Growth, Money Market, Bond, Managed, Aggressive Growth, International, Zero Coupon Bond and Variable) as of December 31, 1996 and for each of the three years in the period ended
            December 31, 1996.

        We also consent to the reference to our Firm under the caption
"Experts".


COOPERS & LYBRAND, L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 25, 1997